NEWS FOR IMMEDIATE RELEASE
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ZipRealty, Inc. Announces Preliminary Fourth Quarter Results
-Management also announces plans to add eight to twelve new markets in 2007-
-Conference call to be held today, February 22, 2007 at 5:30pm ET-
EMERYVILLE, Calif. — February 22, 2007 — ZipRealty, Inc. (NASDAQ: ZIPR) today announced preliminary financial results for its fourth quarter ended December 31, 2006. For the quarter, ZipRealty expects net revenues of approximately $23.0 million, an increase from the $21.6 million reported in the fourth quarter of 2005. As a result of recording a valuation allowance on the Company’s deferred tax assets, income tax expense of approximately $17.7 million was recorded in the fourth quarter resulting in an expected net loss for the period of approximately $20.2 to $20.4 million. On a pretax basis, the Company expects the loss before income taxes for the period to range from $2.5 to $2.7 million or $0.12 to $0.13 per basic and diluted share compared to income before income taxes of $1.1 million or $0.04 per diluted share in the year ago period. On a pro forma basis, the net loss for the period is expected to range from $1.6 to $1.8 million, or $0.08 to $0.09 per basic and diluted share versus net income of $1.1 million, or $0.04 per diluted share in the year ago period. Cash, cash equivalents and short-term investments were approximately $88.8 million as of December 31, 2006.
Richard Sommer, CEO of ZipRealty, commented, “We are pleased with our preliminary fourth quarter performance. New markets performed particularly well during the period, and we were able to translate our efficiencies into what we believe will be better-than-expected bottom-line results.”
Sommer continued, “Quarterly results aside, our management team has decided to accelerate our geographic expansion in 2007. Specifically, we now plan to open eight to twelve new markets versus the six that were originally announced. By developing a national presence more quickly, we will strive to leverage the organization and drive efficiency, revenues and ultimately, sustainable earnings growth. This decision to expand more rapidly was also a function of investing in a down market, which over the last five decades, has proven for many companies to be a prudent and strategic use of capital.

In terms of timing, ZipRealty plans to open Naples, Florida and Tucson, Arizona in the first quarter of 2007. In addition to these two markets, the Company is pleased to announce planned expansions into Denver, Colorado and Jacksonville, Florida.”
Pat Lashinsky, President of ZipRealty, added, “We believe that ZipRealty’s business model and management team are fully capable of executing the accelerated expansion effort. As we’ve said all along, we have a significant opportunity in the $60 billion dollar residential real estate market and we’re pursuing it with a well thought-out plan. To that point, our plan includes incremental spending on technology and training during the year. In addition, we plan to institute a new level of accountability with regard to our agents to incent and reward productivity. We look forward to the remainder of the year and believe that our balance sheet will still be among the strongest in the industry, as we look to realize financial returns in 2008 and beyond.”
Financial Guidance
Based on the accelerated expansion plan for new markets, the Company expects full year 2007 revenues to range between $105 and $110 million. At this revenue level, taking into consideration the aggressive new market expansion and added investments in technology and training, the net loss per basic and diluted share for the full year is expected to be between $0.45 and $0.60 with a corresponding pro forma loss range of approximately $6 to $9 million, or $0.25 and $0.40 per basic and diluted share.
Use of Non-GAAP Financial Measures
To supplement its financial statements presented in accordance with GAAP, ZipRealty uses a non-GAAP measure of net income (loss) it refers to as “pro forma net income (loss)” that excludes certain items including stock-based compensation, non-cash income taxes and one-time items such as the litigation settlement expense incurred in 2005. These non-GAAP adjustments are provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future. ZipRealty believes these non-GAAP results provide useful information to both management and investors by excluding certain items it believes are not indicative of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure is the primary basis management uses for planning and forecasting its future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure follows:

Reconciliation of Estimated GAAP to Non-GAAP Pro Forma Results (unaudited)

Preliminary Fourth Quarter 2006 Results	Net (Loss)
(in millions, except per share data)	Low	High

Estimated GAAP net (loss)	$(20.2)	$(20.4)

Add:
Estimated stock-based compensation	0.9	0.9
Estimated non-cash income taxes	17.7	17.7

Estimated pro forma	$(1.6)	$(1.8)

Estimated pro forma earnings per basic and diluted share	$(0.08)	$(0.09)

Conference Call Details
A conference call to discuss preliminary fourth quarter results and today’s development announcement will be webcast live on Thursday, February 22, 2007 at approximately 5:30 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 1-800-817-4887. A replay of the conference call will be available through March 1, 2007 by dialing 1-888-203-1112, password 3351409.
About ZipRealty, Inc.
ZipRealty is a full-service residential real estate brokerage firm. The Company uses the Internet, proprietary technology and efficient business processes to provide home buyers and sellers with high-quality service and value. Founded in 1999, the Company currently operates in 21 major metropolitan areas in 15 states and the District of Columbia. The Company’s client-centric business strategy utilizes a sophisticated Web site, which enables home buyers and sellers to access comprehensive local Multiple Listing Services home listings data and other relevant information. The Company also utilizes a proprietary business management technology platform, which reduces costs and allows the Company to pass on significant financial savings to consumers. This Internet-enabled, technology-driven, employee-based model provides the Company with a distinct competitive advantage, allowing ZipRealty to consistently deliver outstanding service to clients. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP (1-800-225-5947).

Cautionary Language
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the expected financial results for fourth quarter 2006 on a GAAP and pro forma basis, the Company’s geographic expansion plans for 2007, the Company’s ability to establish a national presence and leverage and to drive efficiency, profits and sustainable earnings growth, the Company’s plans to invest in technology and training and to introduce greater accountability regarding agents, the Company’s future balance sheet and financial returns, the Company’s financial guidance regarding expected financial performance for 2007, and statements concerning treatment of the Company’s tax valuation allowance and tax obligations. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to a continuing decline in the residential real estate market, including a decline in the number and/or sales prices of homes, the Company’s limited operating history and limited profitability, the Company’s access to MLS listings and leads from third parties that it does not control, economic events or trends in housing prices, interest rates, the newness and scalability of the Company’s business model, the Company’s ability to hire, retain and train qualified agents and key personnel, the Company’s ability to manage growth in terms of personnel, expansion into new markets, information and control systems and legal restrictions, the Company’s ability to comply with often complex federal and state laws and regulations concerning real estate brokerage, other core services such as mortgage and insurance, internet content, privacy and other matters as well as rules of real estate industry organizations, competition, seasonality, geographic concentration, use by Internet service providers and personal computer users of more restrictive email filters, and other risk factors set forth in the Company’s filings with the SEC, including but not limited to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.